Exhibit 4.14

EXECUTION VERSION

CHINDATA GROUP HOLDINGS LIMITED

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 24, 2020, by and among Chindata Group Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and company number 346326 (the “Company”), each of the investors listed on the signature pages hereto under the caption “Investors” and each Person who executes a Joinder (which Joinder is countersigned by the Company) as an “Investor” in accordance with the terms of this Agreement (collectively, the “Investors”) and each Executive who may execute a Joinder (which Joinder is countersigned by the Company) as an “Executive” in accordance with the terms of this Agreement (collectively, the “Executives”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1 Demand Registrations.

(a)Requests for Registration. (i) At any time following the date hereof, the Bain Investors, and (ii) from April 2, 2021, subject to Section 1(c), any Major Investor (such Bain Investor or Major Investor, as applicable, and subject to Section 1(b), the “Requesting Holder”) may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 or any similar long-form registration (“Long-Form Registrations”) or on Form F-3 or any similar short-form registration (“Short-Form Registrations”), if available. The Requesting Holder may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Company is a WKSI at the time any such request is submitted to the Company or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). All registrations requested pursuant to this Section 1 are referred to herein as “Demand Registrations”. Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Holders and (if known) the intended method of distribution; provided that the proposed aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least US$25,000,000 and the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least US$15,000,000. Notwithstanding anything to the contrary herein, (x) except at the request of the Bain Investors, the Company shall not be obligated to effect more than two (2) Demand Registrations pursuant to this Section 1(a) (other than a Shelf Offering) that have been declared and ordered effective within any twelve (12)- month period; provided that if the sale of all of the Registrable Securities sought to be included in any such Demand Registration is not consummated solely due to a breach by the Company of this Agreement, such Demand Registration shall not be deemed to constitute one of the Demand

Registrations effected pursuant to this Section 1(a); (y) no Major Investor may require the Company to effect a Shelf Registration if such Investor has either participated, or been given an opportunity to participate in, two (2) Shelf Offerings within the preceding twelve (12) month period and (z) no Major Investor may require that a Demand Registration be made hereunder if such Investor has either participated in, or been given an opportunity to participate in, an underwritten Demand Registration, underwritten Piggyback Registration, underwritten Shelf Offering or Underwritten Block Trade during the ninety (90) days prior to the date when any such Major Investor is to request a Demand Registration hereunder.

(b)Notice to Other Holders. Within ten (10) days after receipt of any request for a Demand Registration under Section 1(a), the Company will give written notice of such request to all other Holders and, subject to the terms of Section 1(f), will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the date of the Company’s notice; provided that, with the consent of the Majority Holders, the Company may instead provide notice of such requested registration to all other Holders within three (3) Business Days following the non- confidential filing of the registration statement with respect to the requested registration so long as such registration statement is not an Automatic Shelf Registration Statement. In the event that multiple Investors request a Demand Registration under Section 1(a) within thirty (30) days, then all of such requests shall be deemed to relate to the same Demand Registration. With respect to each Demand Registration, holders of a majority of the Registrable Securities held by all Holders who so requested the Company to effect a Demand Registration during such thirty (30)-day period, or who requested the Company to include Registrable Securities pursuant to this Section 1(b) in response to a notice from the Company of another Holder’s Demand Registration, shall be deemed to be the “Requesting Holder” for all purposes hereunder.

(c)Number of Demand Registrations. The Bain Investors will be entitled to request an unlimited number of Demand Registrations. The Company shall not be obligated to effect: (i) more than two (2) Demand Registrations at the request of APG, (ii) more than two (2) Demand Registrations at the request of SK, (iii) more than two (2) Demand Registrations at the request of Abiding Joy, or (iv) more than two (2) Demand Registration at the request of Datalake; provided that a registration shall not be deemed to have been effected for the purposes of this sentence if (x) it has not been declared effective by the SEC (other than as a result of the applicable Major Investor having determined to withdraw such Demand Registration prior to it being declared by SEC) or (y) the sale of Registrable Securities pursuant to such registration is subject to any stop order, injunction or similar order or requirement of the SEC.

(d)Form of Registrations. All Long-Form Registrations will be underwritten registrations unless otherwise approved by the Requesting Holder. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) and the Requesting Holder agrees to the use of a Short- Form Registration.

(e)Shelf Registrations.

(i)For so long as a registration statement for a Shelf Registration (a

“Shelf Registration Statement”) is and remains effective, the Requesting Holder will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) of Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”). If the Requesting Holder desires to sell Registrable Securities pursuant to an underwritten offering, they shall deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than two (2) Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of the Shelf Registrable Securities that have been identified as selling shareholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering. The Company, subject to Section 1(f) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven (7) days after the receipt of the Shelf Offering Notice. The Company will, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Offering Notice), but subject to Section 1(f), use its best efforts to facilitate such Shelf Offering.

(ii)If the Requesting Holder wishes to engage in an underwritten block trade or bought deal off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(e)(i), such Requesting Holder will notify the Company of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence. The Company will promptly (and in any event within two (2) Business Days) notify other Holders of such Underwritten Block Trade and such notified Holders (each, a “Potential Participant”) may elect whether or not to participate no later than the next Business Day (i.e. one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Requesting Holder), and the Company will as expeditiously as possible use its best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences). Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant.

(iii)All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(e) shall be determined by the Requesting Holder, and the Company shall use its best efforts to cause any Shelf Offering to occur as promptly as practicable.

(iv)The Company will, at the request of the Requesting Holder, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Requesting Holder to effect such Shelf Offering.

(v)Except with the consent of the Majority Holders, no Investor may deliver a Shelf Offering Notice hereunder if (x) a Selling Opportunity for such Investor has occurred during the ninety (90) days prior to the date any such Investor would have (but for this clause (x)) delivered a Shelf Offering Notice or (y) the Majority Holders have provided notice to such Investor in good faith that they intend to consummate a Selling Opportunity within thirty (30) days after the date when (but for this clause (y)) such Investor would have delivered a Shelf Offering Notice.

(f)Priority on Demand Registrations and Shelf Offerings. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Requesting Holder. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their good faith opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Holder without adversely affecting the proposed offering price or timing of the offering, then the Company will include in such registration (prior to the inclusion of any securities which are not Registrable Securities) the number of Registrable Securities requested to be included which, in the good faith opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective Holders on the basis of the number of Registrable Securities owned by each such Holder. Unless otherwise consented to in writing by the Company and the Requesting Holder, any Persons other than Holders who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereto.

(g)Restrictions on Demand Registration and Shelf Offerings.

(i)The Company may postpone, for up to forty-five (45) days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if the following conditions are met:

(x)the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or shares (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company, and

(y)upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and either (A) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (B) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement for a Demand Registration or the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the statement for a Demand Registration or the Shelf Registration Statement on a post effective basis, as applicable. The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Offering pursuant to this Section 1(g)(i) only once in any twelve (12)-month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 4(a)(vi)).

(ii)In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 1(g)(i) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will give a written notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such written notice must state generally the basis for such notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event.

(iii)Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 1(f), the Company will extend the period of time during which such Shelf Registration Statement will be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

(h)Selection of Underwriters. The Requesting Holder of a Demand Registration will have the right to select the investment banker(s), counsel and manager(s) to administer the offering (which parties shall be consented to in writing by the Majority Holders, which consent shall not be unreasonably withheld, conditioned or delayed).

(i)Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Majority Holders; provided that the Company may grant rights to employees of the Company and its Subsidiaries to participate in Piggyback Registrations so long as they sign a Joinder as an “Executive” and Holder of “Executive Registrable Securities” hereunder.

(j)Revocation of Demand Notice or Shelf Offering Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, any Holder may revoke such notice of a Demand Registration or Shelf Offering Notice on behalf of itself without liability to other Holders by providing written notice to the Company.

(k)Confidentiality. Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, a Shelf Offering Notice and a Suspension Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement), other than as required by applicable law or the rules or regulations of the SEC or any applicable securities exchange.

Section 2 Piggyback Registrations.

(a)Right to Piggyback. Whenever the Company proposes to register any of its equity securities (including primary and secondary registrations, and other than pursuant to an Excluded Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within three (3) Business Days after the filing of the registration statement relating to the Piggyback Registration) to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after delivery of the Company’s notice.

(b)Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing in good faith that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the proposed offering price or timing of the offering, the Company will include in such registration, (i) first, the securities the Company proposes to sell that, in the opinion of such underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration which, in the good faith opinion of the underwriters, can be sold without any such adverse effect, pro rata among the requesting Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, other securities requested to be included in such registration which, in the good faith opinion of the underwriters, can be sold without any such adverse effect.

(c)Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than a Demand Registration in accordance with Section 1), and the managing underwriters advise the Company in writing in good faith that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the proposed offering price or timing of the offering, the Company will include in such registration the securities requested to be included therein by the holders initially requesting such registration and the Registrable Securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of securities owned by each such holder or Holder.

(d)Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

(e)Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s), counsel and manager(s) of the Company for the offering must be approved by the Majority Holders, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 3 Shareholder Lock-Up Agreements and Company Holdback Agreement.

(a)Shareholder Lock-up Agreements. In connection with any underwritten Public Offering, each Holder that is participating in such underwritten Public Offering (each, a “Participating Holder”) will enter into any lock-up, holdback or similar agreements requested in good faith by the underwriter(s) managing such offering for a term no longer than ninety (90) days, except to the extent any waiver of such requirement or shortening of such term is approved by the Majority Holders; provided, that if the Majority Holders approve of any waiver to the foregoing, then each Participating Holder shall be given the benefit of such waiver on a pro rata basis (based on the number of Registrable Securities held by the Participating Holders) to the extent applicable. Without limiting the generality of the foregoing, each Participating Holder hereby agrees that in connection with the Initial Public Offering and in connection with any Demand Registration, Shelf Offering or Piggyback Registration that is an underwritten Public Offering in which Registrable Securities are included, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be owned beneficially by such Participating Holder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the date on which the Company gives notice to the Participating Holders that a preliminary prospectus has been circulated for such underwritten Public Offering or the “pricing” of such offering and continuing to the date that is (x) 180 days following the date of the final prospectus for such underwritten Public Offering in the case of the Initial Public Offering, or (y) 90 days following the date of the final prospectus in the case of any other such underwritten Public Offering (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”), in each case, except to the extent any waiver of such requirement or shortening of such term is approved by the Majority Holders; provided, that if the Majority Holders approve of any waiver to the foregoing, then each Participating Holder shall be given the benefit of such waiver on a pro rata basis (based on the number of Registrable Securities held by the Participating Holders) to the extent applicable. Notwithstanding the foregoing, no Participating Holder (other than officers and directors of the Company) will be subject to the Holdback Period in connection with an Underwritten Block Trade unless such Participating Holder was provided notice one (1) day prior to such Underwritten Block Trade and provided the opportunity to participate therein (whether or not such Participating Holder elects to participate in such Underwritten Block Trade).

(b)Company Holdback Agreement. The Company (i) will not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its Securities or Other Securities during any Holdback Period (other than as part of such underwritten Public Offering, or a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Other Securities) and (ii) to the extent not inconsistent with applicable laws, except as otherwise permitted by the Majority Holders, shall cause each holder of Securities and Other Securities who is a director or executive officer of the Company to agree not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten registration (if otherwise permitted), unless approved in writing by the underwriters managing the Public Offering and to enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering.

Section 4 Registration Procedures.

(a)Company Obligations. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i)prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Majority Holders covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel);

(ii)notify each Holder of (x) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (y) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (z) the effectiveness of each registration statement filed hereunder;

(iii)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(v)use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(v) or (y) consent to general service of process in any such jurisdiction or (z) subject itself to taxation in any such jurisdiction);

(vi)notify in writing each seller of such Registrable Securities (w) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (x) promptly after receipt thereof, of any comment or request for amendment or supplement by the SEC to such registration statement or prospectus or for additional information, (y) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(g), if required by applicable law or to the extent requested by any such seller, the Company will use its best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (z) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(vii)(x) use best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA, and (y) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(viii)cooperate with each Holder and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA;

(ix)use best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(x)enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the holders of the majority of the Registerable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts and effecting a share split or combination, recapitalization or reorganization);

(xi)make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement or the disposition of such Registrable Securities pursuant thereto;

(xii)take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiv)permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to insert language therein, in form and substance satisfactory to the Company and provided to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(xv)use best efforts to (x) make Short-Form Registration available for the sale of Registrable Securities and (y) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Ordinary Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use best efforts to obtain the withdrawal of such order;

(xvi)use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvii)cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

(xviii)if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xix)take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(xx)cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the Ordinary Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(xxi)in the case of any underwritten offering, use its best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xxii)use its best efforts to provide (x) a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement addressed to the Company, (y) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (A) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non- underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (B) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-

underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (z) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;

(xxiii)if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxiv)if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxv)if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form F-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(b)Officer Obligations. Each Holder that is an officer of the Company agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she will participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows (including taking such actions as set forth in Section 4(a)(x)).

(c)Automatic Shelf Registration Statements. If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, and the Holders of Investor Registrable Securities do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that, at the request of the Majority Holders, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the Holders of Investor Registrable Securities may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. If the Company has filed any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company shall, at the request of the Majority Holders, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the holders of Registrable Securities may be added to such Shelf Registration Statement.

(d)Additional Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration.

(e)In-Kind Distributions. If an Investor (and/or any of its Affiliates) seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

(f)Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi), subject to the Company’s compliance with its obligations under Section 4(a)(vi).

(g)Other. To the extent that any of the Investors is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (i) the indemnification and contribution provisions contained in Section 6 shall be applicable to the benefit of such Investor in their role as an underwriter or deemed underwriter in addition to their capacity as a holder and (ii) such Investor shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Investor.

Section 5 Registration Expenses.

Except as expressly provided herein, all out-of-pocket expenses incurred by the Company or the Requesting Holder (or, with respect to any particular Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade, any Holder that has been the requesting Holder thereof) in connection with the performance of or compliance with this Agreement and/or in connection with any Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade, whether or not the same shall become effective, shall be paid by the Company, including, without limitation: (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (b) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses), (d) all fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then- customary underwriting practice, (f) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed, (g) all applicable rating agency fees with respect to the Registrable Securities, (h) all fees and disbursements of legal counsel for the Company, (i) any expenses and disbursements of underwriters customarily paid by issuers or sellers of securities, (j) all fees and expenses of any special experts or other Persons retained by the Company or the Requesting Holder in connection with any Registration, (k) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (l) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” Any underwriting commission of underwriters in any Demand Registration, Shelf Offering or Piggyback Registration shall be paid by the sellers (including the Company in the case of a Piggyback Registration in which the Company is selling on its own account) on a pro rata basis based on the number of Registrable Securities or shares included in such Demand Registration, Shelf Offering or Piggyback Registration. Each Holder shall be responsible for fees and expenses of its own legal counsel (for the avoidance of doubt, to the extent such legal counsel was appointed, or whose appointment was agreed to, by such Holder).

Section 6 Indemnification and Contribution.

(a)By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (x) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (y) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses directly result from, arise out of, are based upon, or relate to an untrue statement, or omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or, where the Indemnified Party is an underwriter, its officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) as provided under this Section 6(a), by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.

(b)By Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and non-appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon, and in conformity with, written information or affidavit prepared and furnished in writing to the Company by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by such conflicted indemnified parties, at the expense of the indemnifying party.

(d)Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)Release. No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 6 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7 Cooperation with Underwritten Offerings.  No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or

Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the lead managing underwriter(s); provided that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters, other than customary representations or warranties for minority selling shareholders to make in an underwriting agreement (including with respect to such Holder’s Registrable Securities free and clear of liens or encumbrances, due authorization and due execution by such Holder, due organization of such Holder and the absence of conflicts with respect to such Holder’s organizational documents, applicable laws and agreements binding upon such Holder, and not including any representations or warranties in respect of the business of the Company or its subsidiaries or regarding statements of fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a fact required to be stated therein or necessary to make the statements therein not misleading (except to the extent that such untrue statement or omission was made in reliance upon, and in conformity with, written information or an affidavit prepared and furnished in writing to the Company by such Holder expressly for use therein) (“Customary Warranties)), or to undertake any indemnification obligations in respect of such representations or warranties (other than those Customary Warranties), except as otherwise provided in Section 6. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, Section 4 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.

Section 8 Subsidiary Public Offering. If, after an initial Public Offering of the equity securities of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Company pursuant to this Agreement will apply, mutatis mutandis, to such Subsidiary, and the Company will cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement as if it were the Company hereunder.

Section 9 Joinder; Additional Parties; Transfer of Registrable Securities.

(a)Joinder. The Company may from time to time (with the prior written consent of the Majority Holders) permit any Person who owns or acquires Ordinary Shares (or rights to acquire Ordinary Shares) to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as a Holder by obtaining an executed Joinder from such Person. Upon the execution and delivery of a Joinder by such Person, the Ordinary Shares held by such Person shall become the category of Registrable Securities (i.e. Investor Registrable Securities or Executive Registrable Securities), and such Person shall be deemed the category of Holder (i.e. Investor or Executive), in each case as set forth on the signature page to such Joinder and, if agreed by the Company (with the prior written consent of the Majority Holders), shall have the rights of a “Major Investor” hereunder. Notwithstanding the foregoing, if any Major Investor (the “Assigning Holder”) has assigned the right to request at least one (1) Demand Registration to an assignee (the “Assignee Holder”), which assignment is in accordance with the terms of this Agreement, such Assignee Holder shall be deemed to be a Major Investor for all purposes under this Agreement; provided, that, the Company shall not be obligated to effect more Demand Registrations at the request of the Assigning Holder and the Assignee Holder, collectively, than the Company would have been obligated to effect pursuant to Section 1(c) prior to such assignment.

(b)Exempted Transfer. Notwithstanding anything to the contrary herein, except in the case of (i) a transfer to the Company, (ii) a transfer by an Investor to its equityholders in connection with an in-kind distribution to or redemption of one or more equityholders, (iii) a transfer by an Investor to any transferee in connection with the foreclosure or enforcement of any share security in connection with any margin financing, (iv) a transfer in connection with any Demand Registration, Piggyback Registration, Shelf Registration or Underwritten Block Trade hereunder or sale to the public under Rule 144 or (v) a private placement in accordance with applicable laws (each of clauses (i), (ii), (iii), (iv) and (v), an “Exempted Transfer”), prior to transferring any Registrable Securities to any Person (including by operation of law), the Holder making such transfer shall cause the prospective transferee to execute and deliver to the Company a Joinder. In the event of an Exempted Transfer under clause (ii), clause (iii) or clause (v) of such definition, the Holder making such transfer may (but is not required to) cause the prospective transferee to execute and deliver to the Company a Joinder. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such securities as the owner of such securities for any purpose. Other than in the case of an Exempted Transfer, whether or not any such transferee has executed a counterpart hereto, such transferee shall be subject to the obligations of the transferor hereunder.

(c)Legend. Each certificate (if any) evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) may be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 24, 2020 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S EQUITYHOLDERS, AS AMENDED. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company may imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof. The legend set forth above will be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

Section 10 General Provisions.

(a)Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Majority Holders; provided that no such amendment, modification or waiver that would (i) treat a specific Holder or group of Holders of Registrable Securities (i.e., Executives) in a manner materially and adversely different than any other Holder or group of Holders or (ii) materially and adversely change a specific right granted to such Holder or group by name, will be effective against such Holder or group of Holders without the consent of the holders of a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby; provided further that the foregoing provision shall not apply to any amendments or modifications otherwise expressly permitted by this Agreement, including any required to add a party hereto. The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)Remedies. The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns and the Holders and their respective successors and permitted assigns (whether so expressed or not). Any rights of an Investor under this Agreement, including any right to cause the Company to register securities granted to an Investor under this Agreement, may be transferred or assigned by such Investor to any transferee of such Investor’s Registrable Securities in a transfer that is permitted under the terms of this Agreement (and following such assignment, references in this Agreement to the relevant Investor shall be deemed to include such transferee); provided that (i) notice of such assignment of rights is given to the Company and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a Joinder.

(f)Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one (1) Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three (3) Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent (x) to the Company at the address below or (y) to the other parties hereto at the address specified on the signature page hereto or any Joinder executed by such party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the other parties hereto. The Company’s address is:

No.47 Laiguangying East Road, Chaoyang District, Beijing, China 中国北京市朝阳区来广营东路中国电科太极信息技术产业基地 B 座一层

Attention:       ZHANG Zhuo (张卓)

Tel:                 + 86 185 1170 6633

Email:             zhuo.zhang@chindatagroup.com

(g)Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h)Governing Law. The corporate law of the State of New York will govern all issues and questions concerning the relative rights of the Company and its equityholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(i)MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k)No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation. References to “writing,” “written” and comparable expressions include any mode of reproducing words in a legible and non-transitory form including emails and faxes, provided the sender complies with the provisions of Section 10(f). In this Agreement, words imparting the singular number only shall include the plural and vice versa.

(m)No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(n)Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(o)Pro Rata. For all purposes of this Agreement involving a calculation of a Holder’s Registrable Securities, “pro rata” shall be by reference to the Registrable Securities held by such Holder and its Affiliates, collectively.

(p)Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(q)Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(r)Termination. The rights of any particular Holder to require the Company to register securities under Section 1 shall terminate with respect to such Holder when such Holder no longer holds any Registrable Securities.

(s)Dividends, Recapitalizations, Etc.. If at any time or from time to time there is any change in the capital structure of the Company by way of a share split, share dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(t)No Third-Party Beneficiaries. Other than as provided in Section 6, no term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

(u)Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Majority Holders may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities (or securities that would be Registrable Securities but for the final sentence of the definition of Registrable Securities) pursuant to Rule 144.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CHINDATA GROUP HOLDINGS LIMITED

By:	/s/ Zhongjue Chen
Name:	Zhongjue Chen
Title:	Director

[Signature Page to Registration Rights Agreement]

INVESTORS:

BCPE BRIDGE CAYMAN, L.P.
by BCPE Bridge GP, LLC, its general partner

By:	/s/ Zhongjue Chen
Name:	Zhongjue Chen
Title:	Manager

Address: c/o Bain Capital Private Equity (Asia), LLC, Suite 2501, Level 25, One Pacific Place, 88 Queensway, Admiralty, Hong Kong
Attention: Drew Chen
Email: dchen@baincapital.com
Facsimile: +852-3656-6801

[Signature Page to Registration Rights Agreement]

INVESTORS:

BCPE STACK HOLDINGS, L.P.

by BCPE Stack GP, LLC, its general partner by Bain Capital Investors, LLC, its managing member

By:	/s/ Krista Snow
Name:	Krista Snow
Title:	Authorized Signatory

Address: c/o Bain Capital Private Equity (Asia), LLC, Suite 2501, Level 25, One Pacific Place, 88 Queensway, Admiralty, Hong Kong
Email: dchen@baincapital.com
Facsimile: +852-3656-6801

[Signature Page to Registration Rights Agreement]

INVESTORS:

ABIDING JOY LIMITED

By:	/s/ JU Jing
Name:	JU Jing
Title:	Director

Address: No.47 Laiguangying East Road, Chaoyang District, Beijing, China中国北京市朝 阳区来广营东路中国电科太极信息技术产业基 地B座一层
Attention: JU Jing (居静)
Tel: +86 139 0296 2786
Email: alex.ju@chindatagroup.com

[Signature Page to Registration Rights Agreement]

INVESTORS:

DATALAKE LIMITED

By:	/s/ LIU Chengyan
Name:	LIU Chengyan
Title:	Director

Address: 中国北京市海淀区学院路39号唯实大 厦6层
Attention: LIU Chengyan (刘成彦)
Tel: +86 138 0129 5546
Email: liucy@wangsu.com

[Signature Page to Registration Rights Agreement]

INVESTORS:

STACKDATA JOY LIMITED

By:	/s/ XIAO Qian
Name:	XIAO Qian
Title:	Director

Address: No.47 Laiguangying East Road, Chaoyang District, Beijing, China中国北京市朝 阳区来广营东路中国电科太极信息技术产业基 地B座一层
Attention: XIAO Qian (肖蒨)
Tel: +86 139 1148 6726
Email: qian.xiao@chindatagroup.com

[Signature Page to Registration Rights Agreement]

INVESTORS:

LOTUS WALK INC.

By:	/s/ LI Ying
Name:	LI Ying
Title:	Authorized Signatory

Address: Low Tower, Zhonghang Plaza, No. 43 Beisanhuan West Road, Beijing, PRC (中国北京 市北三环西路43号中航广场矮楼)
Attention: Chen RAO (饶宸)
Tel: +86-13811705633
Email: raochen@bytedance.com

[Signature Page to Registration Rights Agreement]

INVESTORS:

BOLORIA INVESTMENTS HOLDING B.V.

M.

K.

By:	/s/ P. Kanters
Name:	P. Kanters
Title:	Authorized signatory

By:	/s/ J.P. Rietveld
Name:	J.P. Rietveld
Title:	Authorized signatory

Address: c/o APG Investments Asia Limited, 5/F Chater House, 8 Connaught Road Central, Hong Kong
Attention: Head of Real Estate, Asia Pacific and General Counsel Asia
Email: DL-APGHK-Chindata@apg-am.hk and DL-APGHK-legalnotices@apg-am.hk
Facsimile: +852 2284 4699

[Signature Page to Registration Rights Agreement]

INVESTORS:

ZETA CAYMAN LIMITED

By:	/s/ Ho Jeong Lee
Name:	Ho Jeong Lee
Title:	vice president

Address: SK Holdings Co., Ltd. 26, Jong-ro, Jongno-gu, Seoul, 03188, Republic of Korea
Attention: Ho Jeong Lee
Tel: +822-2121-1630
Email: jeff@sk.com

With a copy, which shall not constitute notice, to:

Dechert LLP 31/F Jardine House, One Connaught Place, Central, Hong Kong
Attention: David Cho
Email: david.cho@dechert.com
Facsimile: +852-3017-6798

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth below:

“Abiding Joy” means Abiding Joy Limited, a BVI business company incorporated under the laws of British Virgin Islands.

“Affiliate” of a Person means any Person that directly or indirectly through one or more intermediary entities Controls, is Controlled by or is under common Control with, such Person. For the avoidance of doubt, (a) any Person shall also be deemed an “Affiliate” of BCPE Bridge Cayman, L.P. or BCPE Stack Holdings, L.P. if its general partner or fund management company is, or if such Person or its parent entity is otherwise managed or advised by, Bain Capital Holdings, LP, Bain Capital Private Equity, LP or Bain Capital Credit, LP or a Subsidiary of any of them and (b) Tanya Center Trust, a trust established under the special trusts regime set out in part VIII of the Trust Law of the Cayman Islands, shall be deemed an “Affiliate” of Mr. Ju but only for so long as Mr. Ju remains the sole settlor and the sole enforcer of Tanya Center Trust.

“Agreement” has the meaning set forth in the recitals.

“APG” means Boloria Investments Holding B.V., a company incorporated under the laws of the Netherlands.

“Articles” means the memorandum of association of the Company and the articles of association of the Company currently in effect as of the date of this Agreement, as may be further amended, restated, modified or supplemented from time to time.

“Assignee Holder” has the meaning set forth in Section 9(a). “Assigning Holder” has the meaning set forth in Section 9(a).

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Bain Investors” means, collectively, BCPE Bridge Cayman, L.P., an exempted limited partnership established under the laws of the Cayman Islands, BCPE Stack Holdings, L.P., an exempted limited partnership established under the laws of the Cayman Islands, and a “Bain Investor” means any of the Bain Investors.

“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Class A Ordinary Share” means a class A ordinary share in the capital of the Company of a par value of US$0.00001 each and having the rights, preferences, privileges and restrictions provided for in the Articles.

“Class B Ordinary Share” means a class B ordinary share in the capital of the Company of a par value of US$0.00001 each and having the rights, preferences, privileges and restrictions provided for in the Articles.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Control” means, as used with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; for the avoidance of doubt, such power or authority shall conclusively be presumed to exist by possession of (a) the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be casted at a meeting of the members or shareholders of such Person, or (b) the power to appoint or elect a majority of the members of the board of directors (or the equivalent governing body) of such Person. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Customary Warranties” has the meaning set forth in Section 7.

“Datalake” means Datalake Limited, a BVI business company incorporated under the laws of British Virgin Islands.

“Demand Registrations” has the meaning set forth in Section 1(a).

“End of Suspension Notice” has the meaning set forth in Section 1(g)(ii). “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to  time,  or  any successor  federal  law  then  in  force,  together  with  all  rules  and regulations promulgated thereunder.

“Excluded Registration” means any registration (a) pursuant to a Demand Registration (which is addressed in Section 1(a)), (b) in connection with the Initial Public Offering, (c) on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms or (d) on any form that does not permit the registration of Registrable Securities.

“Executives” has the meaning set forth in the recitals.

“Executive Registrable Securities” means any Ordinary Share held by the shareholders of the Company who are listed as “Executives” on the signature page hereto.

“Exempted Transfer” has the meaning set forth in Section 9(b). “FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405. “Holdback Period” has the meaning set forth in Section 3(a).

“Holder” means a holder of Registrable Securities who is a party to this Agreement (including by way of Joinder).

“Indemnified Parties” has the meaning set forth in Section 6(a).

“Initial Public Offering” means the first underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement prepared under the

Securities Act that is filed with and declared effective by the SEC.

“Investors” has the meaning set forth in the recitals.

“Investor Registrable Securities” means (a) any Ordinary Shares held (directly or indirectly) by an Investor or any of its Affiliates, and (b) any equity securities of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Joinder” means a joinder to this Agreement in the form of Exhibit B attached hereto.

“Long-Form Registrations” has the meaning set forth in Section 1(a).

“Losses” has the meaning set forth in Section 6(c).

“Major Investors” means, collectively, (a) Abiding Joy, (b) Datalake, (c) APG and (d) SK, and a “Major Investor” means any of the Major Investors.

“Majority Holders” means the holders of a majority of all Investor Registrable Securities.

“Ordinary Shares” means an ordinary share of a par value of US$0.00001 in the capital of the Company, including a Class A Ordinary Share and a Class B Ordinary Share. “Participating Holder” has the meaning set forth in Section 3(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 2(a). “Potential Participant” has the meaning set forth in Section 1(e)(ii).

“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares pursuant to an offering registered under the Securities Act.

“Registrable Securities” means Investor Registrable Securities and Executive Registrable Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the Initial Public Offering, or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder (it being understood that a holder of Registrable Securities may only request that Registrable Securities in the form of Ordinary Shares be registered pursuant to this Agreement). Notwithstanding the foregoing, following the consummation of the Initial Public Offering, any Registrable Securities held by any Person (other than an Investor or its Affiliates) that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will not be deemed to be Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 5. “Requesting Holder” has the meaning set forth in Section 1(a).

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 403B” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 3(a).

“SEC” means the United States Securities and Exchange Commission. “Securities” has the meaning set forth in Section 3(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Selling Opportunity” means, with respect to any Investor, any underwritten Demand Registration, underwritten Piggyback Registration, Shelf Offering or Underwritten Block Trade in which such Investor has either participated or been given an opportunity to participate in accordance with Section 1 or Section 2, as applicable.

“Shelf Offering” has the meaning set forth in Section 1(e)(i).

“Shelf Offering Notice” has the meaning set forth in Section 1(e)(i). “Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registrable Securities” has the meaning set forth in Section 1(e)(i). “Shelf Registration Statement” has the meaning set forth in Section 1(e).

“Short-Form Registrations” has the meaning set forth in Section 1(a).

“SK” means Zeta Cayman Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and company number 363978.

“Subsidiary” means, with respect to any Person, each other Person in which the first Person (a) owns, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests; (b) holds the rights to more than fifty percent (50%) of the economic interest of such other Person; or (c) has a relationship such that the financial statements of the other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.

“Suspension Event” has the meaning set forth in Section 1(g)(ii). “Suspension Notice” has the meaning set forth in Section 1(g)(ii). “Suspension Period” has the meaning set forth in Section 1(g)(i). “Underwritten Block Trade” has the meaning set forth in Section 1(e)(ii). “Violation” has the meaning set forth in Section 6(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

EXHIBIT B

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of November 24, 2020 (as amended, modified and waived from time to time, the “Registration Rights Agreement”), among Chindata Group Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and company number 346326 (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Rights Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned will be deemed for all purposes to be a Holder, an [Investor // Executive thereunder] [a Major Investor] and the         Ordinary Shares held by the undersigned will be deemed for all purposes to be [Investor // Executive] Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the day of                     , 20 .

Signature

Print Name

Address:

Agreed and Accepted as of

                            , 20     :

CHINDATA GROUP HOLDINGS LIMITED

By:

Its:

B-1